As filed with the Securities and Exchange Commission on September 15, 2000
                                                  Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                             BARNEYS NEW YORK, INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                                      13-4040818
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                575 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-8606
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                             BARNEYS NEW YORK, INC.
                           EMPLOYEE STOCK OPTION PLAN
                              (Full Title of Plan)

                                MARC H. PERLOWITZ
                 EXECUTIVE VICE PRESIDENT - GENERAL COUNSEL AND
                          HUMAN RESOURCES AND SECRETARY
                             BARNEYS NEW YORK, INC.
                                575 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 339-7300
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                              TED S. WAKSMAN, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                           Proposed Maximum    Proposed Maximum         Amount of
                                                       Amount to be         Offering Price        Aggregate            Registration
Title of Each Class of Securities to be Registered     Registered(1)         Per Share(2)      Offering Price(2)           Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share               654,000 shares            $10.25            $6,703,500            $1,769.72
===================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the price at which the options may be exercised.

================================================================================



21645.0001

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.

                     The documents containing the information specified in Part I of this Registration Statement will be sent or given to participating employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2.

                     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to participating employees pursuant to Rule 428(b) or additional information about the Barneys New York, Inc. Employee Stock Option Plan and its administrators are available without charge by contacting:

                                Marc H. Perlowitz
                             Barneys New York, Inc.
                                575 Fifth Avenue
                            New York, New York 10017
                                 (212) 450-8606

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.              INCORPORATION OF DOCUMENTS BY REFERENCE.

                     The following documents filed with the Commission by Barneys New York, Inc. (the "Company") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2000, filed with the Commission on April 28, 2000, as amended.

         (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended April 29, 2000.

         (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended July 29, 2000.

         (d) The Proxy Statement of the Company for its Annual Meeting of Stockholders held on June 27, 2000.

         (e) The description of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 10 filed with the Commission on June 1, 1999, as amended, pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

                     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.              DESCRIPTION OF SECURITIES.

                     Not applicable.

ITEM 5.              INTERESTS OF NAMED EXPERTS AND COUNSEL.

                     Not applicable.

ITEM 6.              INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                     Generally, Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable to the corporation unless the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses. To the extent that person has been successful in the defense of any matter, that person shall be indemnified against expenses actually and reasonably incurred by him.

                     The Company's Certificate of Incorporation provides for the indemnification, to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"), of all persons who may be indemnified by the Company under the DGCL, which would include the directors, officers, employees and agents of the Company. The indemnification provided by the Certificate of Incorporation does not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the By-Laws, by agreement, vote of the stockholders or disinterested directors of the Company or otherwise. The Certificate of Incorporation also does not absolve directors of liability for (1) any breach of the directors' duty of loyalty to the Company or its stockholders, (2) acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law, (3) any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereto, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstance and expressly sets forth a negligence standard with respect to such liability, or (4) any transaction from which the director derived an improper personal benefit.

                     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.              EXEMPTION FROM REGISTRATION CLAIMED.

                     Not applicable.

ITEM 8.              EXHIBITS.

            4(a)      -    Certificate of Incorporation of the Company
                           (incorporated by reference to the Company's
                           Registration Statement on Form 10 filed with the Commission on June 1, 1999, as amended (the "Form
                           10")).

            4(b)      -    By-Laws of the Company (incorporated by reference to
                           the Form 10).

            4(c)      -    Barneys New York, Inc. Employee Stock Option Plan
                           (incorporated by reference to Exhibit A of the Proxy
                           Statement of the Company for its Annual Meeting of Stockholders held on June 27, 2000.)

            5         -    Opinion of Weil, Gotshal & Manges LLP.

            23(a)     -    Consent of Ernst & Young LLP.

            23(b)     -    Consent of Weil, Gotshal & Manges LLP (included in
                           Exhibit 5).

            24        -    Power of Attorney (included as part of the signature
                           page to this Registration Statement and incorporated herein by reference).


ITEM 9.              UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.;

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 15th day of September, 2000.


                                         BARNEYS NEW YORK, INC.

                                         By: /s/ Marc H. Perlowitz
                                             ---------------------------------
                                             Name: Marc H. Perlowitz
                                             Title: Executive Vice President


                                POWER OF ATTORNEY

                     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Marc H. Perlowitz and Steven Feldman, acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                                         Title                                        Date
               ---------                                         -----                                        ----
/s/ Allen I. Questrom                    President, Chairman of the Board, Director and Chief          September 15, 2000
-----------------------------------      Executive Officer (Principal Executive Officer)
Allen I. Questrom


/s/ Steven Feldman                       Executive Vice President and Chief Financial Officer          September 15, 2000
-----------------------------------      (Principal Financial and Accounting Officer)
Steven Feldman


/s/ Shelley F. Greenhaus                                        Director                               September 15, 2000
-----------------------------------
Shelley F. Greenhaus


/s/ John Halpern                                                Director                               September 15, 2000
-----------------------------------
John Halpern


/s/ Yasuo Okamoto                                               Director                               September 15, 2000
-----------------------------------
Yasuo Okamoto


/s/ Carl Spielvogel                                             Director                               September 15, 2000
-----------------------------------
Carl Spielvogel


/s/ David A. Strumwasser                                        Director                               September 15, 2000
-----------------------------------
David A. Strumwasser


/s/ Robert J. Tarr, Jr.                                         Director                               September 15, 2000
-----------------------------------
Robert J. Tarr, Jr.


/s/ Douglas P. Teitelbaum                                       Director                               September 15, 2000
-----------------------------------
Douglas P. Teitelbaum


/s/ Steven A. VanDyke                                           Director                               September 15, 2000
-----------------------------------
Steven A. Van Dyke


/s/ Shelby S. Werner                                            Director                               September 15, 2000
-----------------------------------
Shelby S. Werner


                                  EXHIBIT INDEX


EXHIBIT NO.                                DESCRIPTION
-----------                                -----------

   4(a)      -    Certificate of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form 10 filed with the Commission on June 1, 1999, as amended (the
                  "Form 10").

   4(b)      -    By-Laws of the Company (incorporated by reference to the Form
                  10).

   4(c)      -    Barneys New York, Inc. Employee Stock Option Plan
                  (incorporated by reference to Exhibit A of the Proxy Statement of the Company for its Annual Meeting of Stockholders held on June 27, 2000).

   5         -    Opinion of Weil, Gotshal & Manges LLP.

   23(a)     -    Consent of Ernst & Young LLP.

   23(b)     -    Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

   24        -    Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).